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                                                                     EXHIBIT 4.3

                    THE CHARLES SCHWAB CORPORATION, ISSUER

                                      AND

                       THE CHASE MANHATTAN BANK, TRUSTEE

                          --------------------------

                         FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JUNE __, 1999

                          --------------------------

                   FIRST SUPPLEMENT TO THE SENIOR INDENTURE

                           DATED AS OF JULY 15, 1993
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        FIRST SUPPLEMENTAL INDENTURE, dated as of June __, 1999, between THE
CHARLES SCHWAB CORPORATION, a Delaware corporation (the "Issuer"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Trustee (the "Trustee").

                              W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Senior Indenture dated as of July 15, 1993 (the "Original Indenture"); and

        WHEREAS, the Company desires to amend the Original Indenture (the "Proposed amendment") in a way that does not adversely affect the legal rights under the Original Indenture of any Holder of the Notes (the "Holders"); and

        WHEREAS, Section 8.1 of the Original Indenture provides that the Company and the Trustee may amend the Original Indenture without the consent of any Holder to, among other things, make any change that does not adversely affect the rights of any Holder under the Original indenture; and

        WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture for the purpose of amending the original Indenture to affect the Proposed Amendment; and

        WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized and approved by a resolution of the Issuer's Board of Directors.

        NOW, THEREFORE, in consideration of the foregoing premises, and for the equal and proportionate benefit of all Holders of the Notes, the Original Indenture is hereby amended, effective upon execution hereof by the Trustee as follows:

                                  ARTICLE ONE

        SECTION 1.01.    AMENDMENTS
                         ----------

        (a) Section 1.1 of the Original Indenture is hereby amended by replacing the definition of "Issuer Order" with the following:

        "Issuer Order" means a written statement, request or order of the
         ------------
Issuer signed in its name by the chairman or vice chairman of the Board of Directors, the

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chief executive officer ("CEO") (or any co-CEO if the CEO title is allocated to more than one person), the president, the chief financial officer, the executive vice president-finance or the treasurer of the Issuer."

        (b) Section 1.1 of the Original Indenture is hereby amended by replacing the definition of "Officer's Certificate" with the following:

        "Officer's Certificate" means a certificate signed by the chairman or
         ---------------------
vice chairman of the Board of Directors, the CEO (or any co-CEO if the CEO title is allocated to more than one person), the president, the chief financial officer, the executive vice president-finance or the treasurer of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in
Section 11.5."

        (c) Section 1.1 of the Original Indenture is hereby amended by replacing the definition of "Person" with the following:

        "Person" means any individual, corporation, partnership, joint venture,
         ------
association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof."

        (d) Section 2.5 of the Original Indenture is hereby amended by replacing the first sentence thereof with the following:

        "The Securities shall be signed on behalf of the Issuer by the chairman or vice chairman of its Board of Directors or its CEO (or any co-CEO if the CEO title is allocated to more than one person), president, chief financial officer, executive vice president-finance or treasurer, under its corporate seal which may, but need not, be attested."

                                  ARTICLE TWO

                            MISCELLANEOUS PROVISIONS
                            ------------------------

        SECTION 2.01.    Definitions.
                         -----------

        For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used in this Supplemental Indenture and defined in the Original Indenture have the meaning specified in the Original Indenture.

        SECTION 2.02.    Enforceability.
                         --------------

        Except specifically amended and supplemented by this Supplemental Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

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        SECTION 2.03.    Governing Law.
                         -------------

        This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of California but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

        SECTION 2.04.    No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

        This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

        SECTION 2.05.    Successors.
                         ----------

        All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

        SECTION 2.06.    Duplicate Originals.
                         -------------------

        All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

        SECTION 2.07.    Severability.
                         ------------

        In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 2.08.    Execution of Supplemental Indenture.
                         -----------------------------------

        This Supplemental Indenture is executed and shall be construed as an indenture supplement to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof.

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        SECTION 2.09.    Trustee.
                         -------

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

        IN WITNESS WHEREOF, the parties hereof have caused this Supplemental Indenture to be duly executed, all as of the date first written above.



                                          THE CHARLES SCHWAB
                                          CORPORATION, as Issuer



                                          By:
                                              ----------------------------

                                          Its:
                                               ---------------------------

                                          THE CHASE MANHATTAN BANK, as
                                          Trustee



                                          By:
                                              ----------------------------

                                          Its:
                                               ---------------------------

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